Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Forum Funds and to the use of our report dated June 25, 2009 on the financial statements and financial highlights of Liberty Street Horizon Fund, a series of shares of beneficial interest in the Forum Funds.  Such financial statements and financial highlights appear in the 2009 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

BRIGGS, BUNTING & DOUGHERTY, LLP

Philadelphia, Pennsylvania
August 27, 2009

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Forum Funds and to the use of our report dated June 25, 2009 on the financial statements and financial highlights of Dover Long/Short Sector Fund, a series of shares of beneficial interest in the Forum Funds.  Such financial statements and financial highlights appear in the 2009 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

BRIGGS, BUNTING & DOUGHERTY, LLP

Philadelphia, Pennsylvania
August 27, 2009